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Symbol Technologies, Inc.                                   Washington, D.C.
One Symbol Plaza
Holtsville, New York  11742-1300        File No.:  037554-0013


            Re: Symbol Technologies, Inc.: Registration Statement on Form S-1, as amended (Registration No. 333-119076)

Ladies and Gentlemen:

      In connection with the Registration Statement on Form S-1 filed by Symbol Technologies, Inc., a Delaware corporation ("Symbol"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on September 17, 2004 (File No. 333-119076), as amended (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

      You have provided us with a draft prospectus (the "Prospectus"), which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by Symbol of up to $250.0 million in aggregate offering price of (i) one or more series of senior, senior subordinated or subordinated debt securities of Symbol (the "Debt Securities"), (ii) one or more series of preferred stock of Symbol, par value $1.00 per share (the "Preferred Stock"), and (iii) shares of common stock of Symbol, par value $.01 per share (the "Common Stock"). The Debt Securities, Preferred Stock and Common Stock are collectively referred to herein as the "Securities." The Debt Securities may be issued pursuant to one or more indentures (collectively, the "Indentures") between Symbol and a trustee (each, a "Trustee").

      In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by Symbol in connection with the authorization, issuance and sale of the Securities, and for the purposes of this letter, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this letter.

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SYMBOL TECHNOLOGIES, INC.
OCTOBER 14, 2005
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      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal and New York laws and the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder (the "Delaware GCL"), in the manner presently proposed.

      As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of Symbol and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

      We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the Delaware GCL, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

      Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

      (1) Symbol has the authority pursuant to its Certificate of Incorporation, as amended (the "Amended Certificate"), to issue up to 600.0 million shares of Common Stock. Upon adoption by the Board of Directors of Symbol of a resolution in form and content as required by the Delaware GCL and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) Symbol has a sufficient number of authorized but unissued shares under the Amended Certificate at the time of issuance, (iii) such shares as issued and delivered do not violate any law applicable to Symbol or result in a default under or breach of any agreement or instrument binding upon Symbol, (iv) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to Symbol, whether imposed by any court or governmental or regulatory body having jurisdiction over Symbol and
(v) such shares are issued and sold as contemplated in the Registration Statement, such shares of Common Stock of Symbol will be validly issued, fully paid and nonassessable.

      (2) Symbol has the authority pursuant to the Amended Certificate to issue up to 10.0 million shares of Preferred Stock. When (a) a series of Preferred Stock has been duly established in accordance with the terms of the Amended Certificate and applicable law, and upon adoption by the Board of Directors of Symbol of a resolution in form and content as required by the Delaware GCL and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus
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SYMBOL TECHNOLOGIES, INC.
OCTOBER 14, 2005
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Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) Symbol has a sufficient number of authorized but unissued shares under the Amended Certificate at the time of issuance, (iii) such shares as issued and delivered do not violate any law applicable to Symbol or result in a default under or breach of any agreement or instrument binding upon Symbol, (iv) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to Symbol, whether imposed by any court or governmental or regulatory body having jurisdiction over Symbol and (v) such shares are issued and sold as contemplated in the Registration Statement, such shares of such series of Preferred Stock of Symbol will be validly issued, fully paid and nonassessable.

      (3) When (a) the Debt Securities have been duly established in accordance with the applicable Indenture and applicable law, and upon adoption by the Board of Directors of Symbol of a resolution in form and content as required by the Delaware GCL and upon due authentication, execution and delivery by the Trustee of the Debt Securities on behalf of Symbol, against payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of the Debt Securities as authenticated, executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s),
(ii) the Debt Securities as authenticated, executed and delivered do not violate any law applicable to Symbol or result in a default under or breach of any agreement or instrument binding upon Symbol, (iii) the Debt Securities as authenticated, executed and delivered comply with all requirements and restrictions, if any, applicable to Symbol, whether imposed by any court or governmental or regulatory body having jurisdiction over Symbol and (iv) the Debt Securities are issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of Symbol, enforceable against Symbol in accordance with the terms of the Debt Securities.

      The opinions set forth in paragraph 3 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfers and obligations or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

      We assume for purposes of this opinion that the Trustee for each applicable Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and
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SYMBOL TECHNOLOGIES, INC.
OCTOBER 14, 2005
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delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

      We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal matters" in the Prospectus included therein.

      This opinion may not be relied upon by you for any other purpose without our prior written consent.

                                        Very truly yours,

                                        /s/ Latham & Watkins LLP